                                                                    Exhibit 99.3

N E W S  B U L L E T I N           RE: STARWOOD FINANCIAL
                                       1114 AVENUE OF THE AMERICAS
        FROM:                          27TH FLOOR
                                       NEW YORK, NY 10036
THE FINANCIAL RELATIONS BOARD          TRADED NYSE: SFI
-----------------------------
B S M G  W O R L D W I D E

AT STARWOOD FINANCIAL:                                 INVESTOR INQUIRIES:
Spencer B. Haber                                       Pamela King
Executive Vice President-Finance and CFO               The Financial Relations Board
(212) 930-9400                                         (212) 661-8030

MEDIA INQUIRIES:
Eric Berman, Adam Weiner or Sarah Zitter Milstein
Kekst and Company
(212) 521-4800
-------------------------------------------------------------------------------------------------

     FOR IMMEDIATE RELEASE
     NOVEMBER 4, 1999


                      STARWOOD FINANCIAL AND TRINET COMPLETE MERGER


    NEW YORK - NOVEMBER 4, 1999 - Starwood Financial Inc. (NYSE: SFI) announced today that the merger of TriNet Corporate Realty Trust, Inc. with a subsidiary of Starwood Financial has been completed, creating the largest publicly-traded finance company focused exclusively on the commerical real estate industry. Starwood Financial, which was formerly known as Starwood Financial Trust and was externally advised, also stated that it is now a self-advised company.

    Beginning today, Starwood Financial will trade on the New York Stock Exchange under the symbol "SFI." Previously, Starwood Financial traded under the symbol (ASE: APT) and TriNet Corporate Realty traded under the symbol (NYSE: TRI).

    Starwood Financial Inc. is the largest publicly-traded finance company focused exclusively on the commercial real estate industry. The company's misssion is to maximize risk-adjusted returns on equity by providing innovative and value-added financing solutions to the real estate industry. The company, which is taxed as a real estate investment trust, provides structured mortgage mezzanine and lease financing through its proprietary origination, acquisition and servicing platform.


                                      ###